                                                                 Exhibit 99.01


                 SCHEDULE II- VALUATION AND QUALIFYING ACCOUNTS
                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                                                               ADDITIONS-
                                               BALANCE AT      CHARGED TO      DEDUCTIONS-       BALANCE
                                              BEGINNING OF      COSTS AND       SEE NOTES       AT END OF
                                                 PERIOD         EXPENSES          BELOW          PERIOD
                                              -------------   ------------   --------------  ---------------
                                                                      (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999:
Allowance for doubtful accounts ............     $   8.7           3.1            0.4(1)         $  11.4
Valuation allowance for deferred taxes .....        45.5           1.2           13.3(2)            33.4
Inventory valuation allowance ..............        34.1           4.0            3.4(3)            34.7
LIFO reserve ...............................         7.0           0.8             --                7.8

YEAR ENDED DECEMBER 31, 2000:
Allowance for doubtful accounts ............        11.4           0.8            0.2(1)            12.0
Valuation allowance for deferred taxes .....        33.4           1.5            6.2(2)            28.7
Inventory valuation allowance ..............        34.7           6.8           14.2(3)            27.3
LIFO reserve ...............................         7.8           1.3             --                9.1

YEAR ENDED DECEMBER 31, 2001:
Allowance for doubtful accounts ............        12.0           5.0            4.3(1)            12.7
Valuation allowance for deferred taxes .....        28.7           5.1            2.8(2)            31.0
Inventory valuation allowance ..............        27.3           8.9           11.7(3)            24.5
LIFO reserve ...............................         9.1           0.2             --                9.3

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(1)  Uncollectible accounts charged off net of recoveries.

(2) Adjustments associated with our assessment of the uncertainty of realizing the full benefit of deferred tax assets (principally related to acquired foreign NOLs and capital allowance carryforwards).

(3) Inventory adjustments for physical quantity discrepancies and write-offs of excess and obsolete inventories.